EXHIBIT 99.01

              COLONIAL COMMERCIAL CORP. ANNOUNCES RESIGNATIONS AND
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                          STOCK SALES BY FOUR DIRECTORS
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     HAWTHORNE, New Jersey (April 18, 2006) - Colonial Commercial Corp.
("Colonial") (OTC Bulletin Board: "CCOM," "CCOMP") today announced that Bernard Korn has resigned as Chairman of the Board and Chief Executive Officer of the Company after 42 years with the Company. Mr. Korn founded the Company in 1964 and acted as Chairman and Chief Executive Officer since its inception. The Company expressed its appreciation to Mr. Korn for having been the driving force of the Company for many years. Mr. Korn will continue to serve the Company as an employee.

     William Koon, Jack Rose and Carl Sussman also resigned from the Board. William Koon and Jack Rose had served as Directors since 1983. Carl Sussman was a co-founder of the Company and served as a Director since the Company's inception in 1964. The Company thanked Messrs. Koon, Rose and Sussman for their distinguished service.

     The Company's continuing directors are E. Bruce Fredrikson, Melissa Goldman-Williams, Michael Goldman, Ronald Miller and William Pagano. Michael Goldman replaced Mr. Korn as Chairman of the Board. Mr. Pagano, who has served as the Company's President, was named Chief Executive Officer.

     The Company also announced that Messrs. Goldman, Pagano and other investors had privately purchased from the resigning directors and Ronald Miller 629,255 shares of common stock of Colonial at $3.00 per share. Of these shares, 426,743 were sold by Mr. Korn, 100,099 shares were sold by Mr. Rose and his wife, 41,413 shares were sold by Mr. Koon and his family, 50,000 shares were sold by Mr. Sussman, and 11,000 shares were sold by Mr. Miller. Mr. Korn retained 150,512 shares and 52,000 options, Mr. Rose and his wife retained 122,668 shares, Mr. Sussman and his wife retained 49,607 shares, and Mr. Miller retained 1,054 shares.

     Colonial distributes heating, ventilating and air conditioning, ("HVAC"), equipment, parts and accessories, climate control systems, and plumbing supplies to HVAC contractors, primarily in the New York metropolitan area through its Universal Supply Group, Inc. ("Universal"), American/Universal Supply Inc. ("American") and The RAL Supply Group, Inc. ("RAL") subsidiaries. These contractors purchase and install equipment and systems for residential, commercial and industrial users. Universal also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers. It is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet. Universal is headquartered in New Jersey, and, with its affiliates, operates out of seven locations in New Jersey; nine in New York and one in Pennsylvania. For more information on Colonial Commercial Corp.'s operations, products and/or services, please visit www.colonialcomm.com.
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     Safe Harbor Statement:  The foregoing press release contains statements
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concerning Colonial Commercial Corp.'s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: continued acceptance of the Company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.


                    FOR FURTHER INFORMATION, PLEASE CONTACT:
                   WILLIAM PAGANO, CHIEF EXECUTIVE OFFICER, OR
            WILLIAM SALEK, CHIEF FINANCIAL OFFICER, AT (973) 427-8224